Exhibit 1.1
Oaktree Capital Group, LLC
Class A Units
Representing Limited Liability Company Interests

Underwriting Agreement
March 4, 2014
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
Oaktree Capital Group, LLC, a Delaware limited liability company (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to you (“you” or the “Underwriter”) an aggregate of 5,000,000 Class A units (the “Firm Units”) representing limited liability company interests of the Company (the “Class A Units”) and, at the election of the Underwriter, up to 750,000 additional Class A Units (the “Optional Units”) solely to cover overallotments, if any. The Firm Units, together with the Optional Units that the Underwriter elect to purchase pursuant to Section 2 hereof, are herein collectively called the “Units”.

1.	(a) The Company represents and warrants to, and agrees with, the Underwriter that:

(i)
An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-188596) in respect of the Units has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Units filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Units that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Units filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Units filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Units is hereinafter called an “Issuer Free Writing Prospectus”;

(ii)
No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(iii)
For the purposes of this Agreement, the “Applicable Time” is 4:30 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the information listed on Schedule II(c) hereto (as so supplemented, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(c) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(iv)
The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or at the time they were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or at the time they are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(v)
The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(vi)
Neither the Company nor any of its Subsidiaries (as defined below) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital (other than changes described in the Pricing Prospectus) or long‑term debt (other than regular payments pursuant to obligations disclosed in the Pricing Prospectus) of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, members’ capital or results of operations of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus; in this Agreement, references to “Subsidiaries” means each subsidiary of the Company listed on Schedule IV hereto, which schedule lists each of the Company’s intermediate holding companies and operating group entities; in this Agreement, “Oaktree Investment Funds” means, collectively, the limited partnerships, or funds, for which the Company, directly or indirectly, acts as a general partner or investment manager;

(vii)
The Company and its Subsidiaries do not own any material real property. The Company and its Subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not, individually or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions that do not, individually or in the aggregate, have a Material Adverse Effect;

(viii)
Each of the Company, its Subsidiaries and the Oaktree Investment Funds has been duly organized and is validly existing as a company or other entity in good standing under the laws of its jurisdiction of formation or incorporation, as applicable, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign company or other entity for the transaction of business and is in good standing as a foreign company or other entity under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no liability or disability by reason of the failure to be so qualified in any such jurisdiction, except for any such liability or disability that would not, individually or in the aggregate, have a Material Adverse Effect;

(ix)
The Company has an authorized capitalization as provided in the Pricing Prospectus, all of the issued Class A and Class B units of the Company have been duly and validly authorized and issued, and the holders of such Class A and Class B units will not be liable to the Company to make any additional capital contributions with respect to such Class A or Class B units, as applicable (except as otherwise required by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act); the Class A and Class B units conform to the description of the Units contained in the Pricing Prospectus;

(x)
All of the issued capital stock or other equity interests of each Subsidiary have been duly and validly authorized and issued and, in the case of any Subsidiaries that are organized as partnerships, such equity interests have been duly and validly created; in the case of any Subsidiaries that are organized as corporations, such issued capital stock or other equity interests of each Subsidiary are fully paid and non-assessable; in the case of any Subsidiary that is organized as a limited liability company, the Company is not liable to such Subsidiary to make any additional capital contributions with respect to its equity interest in such Subsidiary (except as otherwise required by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act); and, except for interests held by current and former employees in any Subsidiary which directly or indirectly acts as the general partner of an Oaktree Investment Fund, such issued capital stock or other equity interests of each Subsidiary will be owned directly or indirectly by the Company (other than the Oaktree Operating Group units (as defined in the Pricing Prospectus) held by Oaktree Capital Group Holdings, L.P.), free and clear of all liens, encumbrances, equities or claims;

(xi)
The Units to be issued and sold by the Company to the Underwriter hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, and upon payment in full of the consideration payable with respect to the Units, as determined by the Board of Directors of the Company, the holders of such Units will not be liable to the Company to make any additional capital contributions with respect to such Units (except as otherwise required by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act), and will conform to the description of the Units contained in the Pricing Prospectus;

(xii)
Prior to the date hereof, none of the Company, its Subsidiaries or, to the knowledge of the Company, any of its affiliates has taken any action which is designed to or which has constituted or which would have been expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units;

(xiii)
The issue and sale of the Units to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated (1) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any of its Subsidiaries or any Oaktree Investment Fund is a party or by which the Company, any of its Subsidiaries or any Oaktree Investment Fund is bound or to which any of the property or assets of the Company, any of its Subsidiaries or any Oaktree Investment Fund is subject, (2) will not result in any violation of the provisions of the certificate of formation or operating agreement of the Company or the organizational documents of any of its Subsidiaries or any Oaktree Investment Fund and (3) will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except, for purposes of subsection (1) and (3) only, where such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Units or the consummation by the Company of the transactions contemplated by this Agreement, except (A) such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained under the Act, (B) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Underwriter or (C) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would not, individually or in the aggregate, have an adverse effect on the power or ability of the Company to perform its obligations under this Agreement;

(xiv)
None of the Company, any of its Subsidiaries or any Oaktree Investment Fund is (1) in violation of its organizational documents or (2) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (1) with respect to any Oaktree Investment Fund only, as would not, individually or in the aggregate, have a Material Adverse Effect or impair or delay the ability of the Company and its Subsidiaries to consummate the transactions contemplated by this Agreement and in the case of clause (2), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or impair or delay the ability of the Company and its Subsidiaries to consummate the transactions contemplated by this Agreement;

(xv)
The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Units,” insofar as they purport to constitute a summary of the terms of the Units, and under the caption “Material U.S. Federal Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, constitute accurate summaries of the matters described therein in all material respects;

(xvi)
Subject to the qualifications, assumptions and limitations set forth therein, the statements made in the Pricing Prospectus and the Prospectus under the caption “Certain ERISA Considerations,” insofar as they purport to constitute summaries of matters of United States federal law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

(xvii)
Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company, any of its Subsidiaries or any Oaktree Investment Fund is a party or of which any property of the Company, any of its Subsidiaries or any Oaktree Investment Fund is the subject which, if determined adversely to the Company, any of its Subsidiaries or any Oaktree Investment Fund, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xviii)
The Company is not, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xix)
At the time of filing the Registration Statement and at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Units in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Units, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(xx)
Except as disclosed in the Pricing Prospectus, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xxi)
Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxii)
The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made; and such disclosure controls and procedures are effective;

(xxiii)
PricewaterhouseCoopers LLP, which has audited certain financial statements of the Company and its Subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(xxiv)
All tax returns required to be filed by the Company, its Subsidiaries and the Oaktree Investment Funds in all jurisdictions have been timely and duly filed, other than those filings being contested in good faith or those filings the failure of which to file would not, individually or in the aggregate, result in a Material Adverse Effect; there are no tax returns of the Company, its Subsidiaries and the Oaktree Investment Funds that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company, its Subsidiaries or the Oaktree Investment Funds has received notice), other than any audit that is not reasonably expected to be material; and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities, have been paid, other than (1) those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest or (2) those for which the failure to pay would not have a Material Adverse Effect;

(xxv)
Except as would not, individually or in the aggregate, have a Material Adverse Effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) subject to Title IV of ERISA, other than any multiemployer plan within the meaning of Section 3(37) of ERISA (each a “Plan”) that is maintained, administered or contributed to by the Company or any of its affiliates, that together with the Company would be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA (“ERISA Affiliates”) for employees or former employees of the Company and its ERISA Affiliates, has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, for which the Company would have any liability has occurred with respect to any such Plan excluding transactions effected pursuant to a statutory or administrative exemption; for each such Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no such Plan has failed to satisfy the “minimum funding standards” as defined in Section 412 of the Code, whether or not waived; no “reportable event” (as defined in ERISA) has occurred with respect to any Plan; and neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any such Plan;

(xxvi)
Other than as set forth in the Pricing Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities of the Company, including securities that are convertible into or exchangeable for equity securities of the Company, registered pursuant to the Registration Statement or otherwise registered by the Company under the Act;

(xxvii)
Other than as set forth in the Pricing Prospectus, there are no material business relationships or related party transactions required to be disclosed in the Registration Statement by Item 404 of Regulation S-K of the Act that are not disclosed in the Pricing Prospectus and each business relationship or related party transaction described therein is a fair and accurate description in all material respects of the relationship and transaction so described;

(xxviii)
The Company is not required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable; each of the Subsidiaries of the Company that is required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification; each of the Subsidiaries that is required to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), has adopted a written compliance program reasonably designed to ensure compliance with the Advisers Act and has appointed a chief compliance officer;

(xxix)
The Company is not a party to any investment advisory agreement; each investment advisory agreement to which any of the Subsidiaries is a party is a valid and legally binding obligation of such Subsidiary, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and in compliance with the applicable provisions of the Advisers Act and such Subsidiary is not in breach or violation of or in default under any such agreement, except any breach, violation or default that would not, individually or in the aggregate, result in a Material Adverse Effect;

(xxx)
The Company does not advise any of the Oaktree Investment Funds; each of the Oaktree Investment Funds which is required to be registered with the Commission as an investment company under the Investment Company Act is duly registered with the Commission as an investment company under the Investment Company Act;

(xxxi)
Consummation of the transactions contemplated by this Agreement will not constitute an “assignment” within the meaning of such term under the Investment Company Act (and the rules and regulations thereunder) or the Advisers Act (and the rules and regulations thereunder) of any of the investment advisory agreements to which any of the Subsidiaries is a party; nor will consummation of such transactions adversely affect in any material respect the ability of the Company and its Subsidiaries to conduct their respective businesses in compliance with applicable law as described in the Pricing Prospectus, including, but not limited to, providing investment advisory services to clients and funds, whether or not such funds are registered under the Investment Company Act;

(xxxii)
None of the Company, any of its Subsidiaries or the Oaktree Investment Funds, and, to the knowledge of the Company, no director, officer, agent, employee or other person associated with or acting on behalf of the Company, any of its Subsidiaries or the Oaktree Investment Funds, has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxxiii)
The operations of the Company, its Subsidiaries and the Oaktree Investment Funds are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, in each case, to the extent that the Company, its Subsidiaries and the Oaktree Investment Funds are subject to such laws, statutes, rules, regulations and guidelines (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, its Subsidiaries or the Oaktree Investment Funds with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxiv)
None of the Company, its Subsidiaries, the Oaktree Investment Funds or, to the actual knowledge of the Company, any of their respective affiliates (other than any portfolio companies) does business with any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof, or with any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization or other entity located in, any country targeted by any of the economic sanctions, programs or similar sanctions-

related measures of the United States as administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to its Subsidiaries, the Oaktree Investment Funds or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; and

(xxxv)
The applicable Subsidiaries of the Company have duly authorized and executed and delivered, the Second Amended and Restated Tax Receivable Agreement, dated as of March 29, 2012, by and among Oaktree Holdings, Inc., Oaktree AIF Holdings, Inc., Oaktree Capital II, L.P., Oaktree Capital Management, L.P., Oaktree Investment Holdings, L.P., Oaktree AIF Investments, L.P. and the other parties from time to time party thereto (the “Tax Receivable Agreement”); such Tax Receivable Agreement is a valid and legally binding agreement of the applicable Subsidiaries of the Company enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.
Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price per unit of $59.33, the number of Firm Units set forth opposite the name of the Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriter shall exercise the election to purchase Optional Units as provided below, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the purchase price per unit set forth in clause (a) of this Section 2, that portion of the number of Optional Units as to which such election shall have been exercised.

The Company hereby grants to the Underwriter the right to purchase at its election up to 750,000 Optional Units, at the purchase price per unit set forth in the paragraph above, for the sole purpose of covering sales of units in excess of the number of Firm Units, provided that the purchase price per Optional Unit shall be reduced by an amount per unit equal to any dividends or distributions declared by the Company and payable on the Firm Units but not payable on the Optional Units. Any such election to purchase Optional Units may be exercised only by written notice from the Underwriter to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Units to be purchased and the date on which such Optional Units are to be delivered, as determined by the Underwriter but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Underwriter and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice; provided, however, that if such election to purchase Optional Units is exercised prior to the First Time of Delivery, the Company shall use commercially reasonable efforts to deliver the Optional Units at the First Time of Delivery without regard to the two business day notice requirement.

3.	Upon the authorization by you of the release of the Firm Units, the Underwriter proposes to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

4.
(a)    The Units to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Underwriter at least forty-eight hours in advance. The Company will cause the Certificates representing the Units to be made available to the Underwriter for checking and packaging at least twenty-four hours prior to each Time of Delivery (as defined below) at the office of Simpson Thacher & Bartlett LLP: 1999 Avenue of the Stars, 29th Floor, Los Angeles, California 90067 (the “Closing Location”). The time and date of such delivery and payment shall be, with respect to the Firm Units, 9:30 a.m., New York City time, on March 10, 2014 or such other time and date as the Underwriter and the Company may agree upon in writing, and, with respect to the Optional Units, 9:30 a.m., New York time, on the date specified by the Underwriter in the written notice given by the Underwriter of the Underwriter’s election to purchase such Optional Units, or such other time and date as the Underwriter and the Company may agree upon in writing. Such time and date for delivery of the Firm Units is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Units, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)
The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Units and any additional documents requested by the Underwriter pursuant to Section 8(m) hereof, will be delivered at such time and date at the Closing Location, and the Units will be delivered to the Transfer Agent or its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., Los Angeles time, on the Los Angeles Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “Los Angeles Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Los Angeles are generally authorized or obligated by law or executive order to close.

5.	The Company agrees with the Underwriter, as follows:

(a)
To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Units; to advise you promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Units, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Units by the Underwriter (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)
If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and, to the extent reasonably practicable, will (i) furnish you copies of any proposed amendment or supplement to such form prior to such proposed filing or use and (ii) afford you a reasonable opportunity to comment on any such proposed filing prior to such proposed filing;

(c)
If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, (i) any of the Units remain unsold by the Underwriter and (ii) the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the earlier of (x) the completion of the distribution of all the Units by the Underwriter and (y) the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Units, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Units, in a form satisfactory to you and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the expired registration statement relating to the Units. References herein to the Registration

Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)
Promptly from time to time to take such action as you may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;

(e)
Prior to 7:00 a.m., Los Angeles time, on the Los Angeles Business Day next succeeding the date of this Agreement (or such later time as may be agreed to by the Company and the Underwriter) and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the earlier of (i) the completion of the distribution of all the Units by the Underwriter and (ii) the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)
To make generally available to its unitholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); provided, however, that the Company may satisfy the requirements of this subsection by making such earnings statement available on its website or by electronically filing such information through the Commission’s EDGAR system (“EDGAR”);

(g)
During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Company Lock-Up Period”), (i) not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any Class A Units, any Class B units, any Oaktree Operating Group units, any other securities substantially similar to the Class A Units, Class B units or Oaktree Operating Group units or any securities convertible into or exchangeable or exercisable for Class A Units, Class B units or Oaktree Operating Group units or any substantially similar securities and (ii) not to permit any disposition of any Oaktree Capital Group Holdings, L.P. units (“OCGH Units”) held by its limited partners, or the exchange of such units into Class A Units, as described in the Pricing Prospectus, in each case without your prior written consent (other than, with respect to both clauses (i) and (ii), (A) as contemplated by this Agreement, (B) pursuant to employee benefit plans described in the Pricing Prospectus, (C) upon the conversion or exchange or exercise of convertible or exchangeable or exercisable securities outstanding as of the date of this Agreement or granted, issued or awarded under an employee benefit plan described in the Pricing Prospectus, (D) to facilitate the transactions permitted by the lock-up letters from the directors and executive officers of the Company in substantially the form set forth in Annex II hereto, or (E) in connection with mergers or acquisitions of securities, businesses, property or other assets, joint ventures, strategic alliances or debt financing provided that such issuances shall not exceed, in the aggregate, the economic equivalent of 5% of the Company’s Class A Units outstanding on an as-converted fully diluted basis as of the date of the Prospectus plus the Units);

(h)
During a period of three years from the effective date of the Registration Statement, but only if the Company is required to file reports under Section 13 or Section 15 of the Exchange Act, to furnish to its unitholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, unitholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its unitholders consolidated summary financial information of the Company and its Subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this subsection by making such reports or information available on its website or by electronically filing such information through EDGAR;

(i)
During a period of three years from the effective date of the Registration Statement, but only if the Company is required to file reports under Section 13 or Section 15 of the Exchange Act, to furnish to you copies of all reports or other written communications (financial or other) furnished to substantially all unitholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its unitholders generally or to the Commission); provided, however, that the Company shall not be required to provide any such reports, communications or documents (i) that are available on its website or through EDGAR or (ii) the provisions of which would require public disclosure by the Company under Regulation FD;

(j)	[Reserved];

(k)	To use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(l)	To use its reasonable best efforts to list, subject to notice of issuance, the Units on the New York Stock Exchange (the “Exchange”);

(m)
To pay the required Commission filing fees relating to the Units within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(n)
Upon written request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriter, for a term lasting as long as the Units are still being offered for purchase, for the purpose of facilitating the on-line offering of the Units (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be directly or indirectly assigned, sublicensed, pledged or transferred by the Underwriter. The Underwriter agrees that the above website will be of high quality and will display content and offer products and services that reflect the high levels of quality associated with the Company and with the Underwriter. The Underwriter agrees that the Company has the right to approve in advance all uses and placements of its trademarks, servicemarks and logos on the above website, provided that, once a use is approved, no future approval is required unless material changes are made. If the Underwriter materially breaches its quality control obligations and does not cure the same within 30 days after written notice from the Company, the Company may terminate the License.

6.
(a)    The Company represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Units that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(b)
The Underwriter represents and agrees that, without the prior consent of the Company and the Underwriter, it has not made and will not make any offer relating to the Units that would constitute a free writing prospectus;

(c)	Any free writing prospectus referred to in Sections 6(a) or (b) above the use of which has been consented to by the Company and the Underwriter is listed on Schedule II(a) or Schedule II(c) hereto;

(d)
The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(e)
The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

7.
The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky memorandum (and any other similar memorandum for non-U.S. jurisdictions), closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the Units for offering and sale under the securities laws as provided in Section 5(b) hereof, including the documented fees and disbursements of one counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky surveys and any other similar surveys for non-U.S. jurisdictions (in the aggregate, up to a maximum of $5,000); (iv) all fees and expenses in connection with listing the Units on the Exchange; (v) the filing fees incident to, and the documented fees and disbursements of counsel for the Underwriter in connection with, any required review by FINRA of the terms of the sale of the Units; provided, however, that the Company shall not be obligated to pay the fees and disbursements of counsel to the Underwriter related to the matters set forth in clause (iii) above and this clause (v) with respect to U.S. jurisdictions to the extent such fees and disbursements exceed $5,000; (vi) the cost of preparing unit certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Units by it, and any advertising expenses connected with any offers it may make.

8.
The obligations of the Underwriter hereunder, as to the Units to be delivered at each Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)
The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)
Sullivan & Cromwell LLP, counsel for the Underwriter, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)	Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to you their written opinion and disclosure letter, dated such Time of Delivery, in a form satisfactory to you;

(d)	Walkers, Cayman Islands counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in a form satisfactory to you;

(e)
On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(f)
(i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital (other than changes described in the Pricing Prospectus) or long‑term debt (other than regular payments pursuant to obligations disclosed in the Pricing Prospectus) of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, members’ capital or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Units on the terms and in the manner contemplated in this Agreement and in the Prospectus;

(g)
On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h)
On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Prospectus;

(i)	The Units to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(j)	The Company shall have obtained and delivered to you executed copies of lock-up letters from each director and executive officer of the Company listed on Schedule III hereto;

(k)	The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the Los Angeles Business Day next succeeding the date of this Agreement;

(l)
The Company shall have furnished or caused to be furnished to you at each Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of its obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section; and

(m)
The Company shall have furnished to you at such Time of Delivery a cross receipt for the Units and such further information, opinions, certificates, letters and documents as you may reasonably request.

9.
(a)    The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any documented legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter for use therein.

(b)
The Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with any information furnished in writing to the Company by the Underwriter expressly for use therein; and will reimburse the Company for any legal or other documented expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, except to the extent such omission shall have materially prejudiced the indemnifying party; provided, however, that in no event shall such omission relieve the indemnifying party from its obligations with respect to reimbursement and contribution under subsection (d). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnifying party shall not be required to indemnify the indemnified party for any amount paid or payable by the indemnified party in the settlement of any action, proceeding or investigation without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

(d)
If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the net proceeds from the offering received by the Company (before deducting any offering expenses) bear to the total underwriting discounts and commissions received by the Underwriter with respect to the Class A Units purchased under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)
The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of the Underwriter and to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.	[Reserved].

11.
The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Units.

12.
If for any reason any Units are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriter for all expenses, including documented fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Units not so delivered, but the Company shall then be under no further liability to the Underwriter in respect of the Units not so delivered except as provided in Sections 7 and 9 hereof.

13.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail or facsimile transmission to you at Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to ECM Legal; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies the Underwriter’s clients, including the Company, which information may include the name and address of the Underwriter’s clients, as well as other information that will allow the Underwriter to properly identify the Underwriter’s clients.

14.
This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.	Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.
The Company acknowledges and agrees that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other, (b) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (c) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (d) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, or has such liabilities, in connection with such transaction or the process leading thereto.

17.	This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

18.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.
Each of the Company and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.
This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.
Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) is authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. Federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriter and the Company.

Very truly yours,

Oaktree Capital Group, LLC

By:	/s/ Todd E. Molz
Name: Todd E. Molz
Title: General Counsel and Managing Director

By:	/s/ Richard Ting
Name: Richard Ting
Title: Associate General Counsel and Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

/s/ Sumit Mukherjee
(Merrill Lynch, Pierce, Fenner & Smith Incorporated)

[Signature Page to Underwriting Agreement]

SCHEDULE I
Number of Optional
Units to be
	Total Number of	Purchased if
	Firm Units	Maximum Option
Underwriter	to be Purchased	Exercised
Merrill Lynch, Pierce, Fenner & Smith Incorporated	5,000,000	750,000

SCHEDULE II
(a)    Issuer Free Writing Prospectuses:
None
(b)    Additional Documents Incorporated by Reference:
None
(c)    Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:
The price per Unit to be paid by a purchaser from the Underwriter.
The number of Firm Units is 5,000,000 Units.

SCHEDULE III
List of Persons Subject to Section 8(j)

Name
Howard S. Marks
Bruce A. Karsh
John B. Frank
David M. Kirchheimer
Susan Gentile
Kevin L. Clayton
Stephen A. Kaplan
Larry W. Keele
Sheldon M. Stone
D. Richard Masson
Robert E. Denham
Wayne G. Pierson
Marna C. Whittington
Jay S. Wintrob
Todd E. Molz
B. James Ford
Caleb S. Kramer
Scott L. Graves

SCHEDULE IV
Subsidiaries

Name	State or Other Jurisdiction of Incorporation or Organization
Oaktree Holdings, LLC
Oaktree Holdings, Inc.
Oaktree Holdings, Ltd.
Oaktree AIF Holdings, Inc.
Oaktree Capital I, L.P.
Oaktree Capital II, L.P.
Oaktree Capital Management, L.P.
Oaktree Investment Holdings, L.P.
Oaktree Capital Management (Cayman), L.P.
Oaktree AIF Investments, L.P.
Delaware Delaware Cayman Islands Delaware Delaware Delaware Delaware Delaware Cayman Islands Delaware

ANNEX I
Form of Comfort Letter

ANNEX IA
Executed Comfort Letter

ANNEX IB
Form of Bring Down Comfort Letter

ANNEX II
Form of Director/Officer Lock-Up